Exhibit 99.1

TEL 713.627.7474 FAX 713.626.3650 5151 San Felipe, Suite 800 Houston, Texas 77056

FOR IMMEDIATE RELEASE

Investor Relations
Contact:	Scott Phipps
Email:	scott.phipps@tpcgrp.com
Phone:	713-627-7474

Contact:	Miguel Desdin
Email:	miguel.desdin@tpcgrp.com
Phone:	713-627-7474

Media Relations
Contact:	Sara Cronin
Email:	sara.cronin@tpcgrp.com
Phone:	713-627-7474

TPC GROUP COMMENCES DETAILED ENGINEERING FOR RESTART

OF DEHYDROGENATION ASSETS

Exploring Production of Isobutylene Feedstock for Growing

Fuels and Performance Products Businesses

HOUSTON (Friday, February 4, 2011) — TPC Group Inc. (Nasdaq: TPCG) today announced that it has commenced the next steps toward the restart of certain of its dehydrogenation assets at the Company’s Houston Operations with the approval by the Board of Directors of a detailed engineering study. These dehydrogenation assets would serve to provide isobutylene feedstock for the Company’s rapidly growing fuels products and performance products, including polyisobutylenes, high purity isobutylene and diisobutylene.

Total cost for this phase of engineering will be approximately $5 million and will be completed this summer. While commencement of construction would also be contingent on obtaining the necessary operating permits, the Company has previously applied for such permits with the appropriate regulatory agencies.

“TPC Group has a long history of producing isobutylene using our dehydrogenation assets. With butane feedstock availability increasing and the resulting product markets in a structurally short position, we believe that a unique opportunity exists to generate value for our stockholders by returning these assets to service,” said Micheal Bloesch, Vice President of Strategic Initiatives. “Having dehydrogenation capacity coupled to our isobutylene based Performance Products units all at one site gives us advantages that are difficult to replicate.”

The Company owns two independent, world-scale dehydrogenation units whose technology allows the production of a single, targeted olefin from a natural gas liquids feedstock, as opposed to steam cracking technology which must generate a range of various olefins. These existing assets, if refurbished, could be capable of producing on-purpose propylene, isobutylene, butene-1, butadiene, or isoprene from natural gas liquids. The current study contemplates the restart of one of these two idled dehydrogenation units, and the Company is exploring opportunities surrounding the second unit.

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

Information on Forward Looking Statements

Certain statements in this news release are “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Although TPC Group believes that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct. A number of factors could cause actual results to vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to TPC Group and the forward-looking statements are found in the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2010, which is available free of charge on the SEC’s web site at http://www.sec.gov. TPC Group expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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